UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One SE Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2017, the Board of Directors of the Company elected Cara Heiden as a Class II director on the Board of Directors, filling the existing vacancy left by the death of Richard Wilkey in April of this year. Ms. Heiden is the retired Co-President of Wells Fargo Home Mortgage (“WFHM”), a Wells Fargo company and provider of residential mortgages. She began her career with Norwest Bank Iowa/Wells Fargo in 1981 and held a number of executive leadership positions in Wells Fargo companies during her tenure, including vice president and chief financial officer of WFHM and head of National Consumer Lending. She became Co-President of WFHM in 2004 and served in that position until her retirement in 2011.

The Board of Directors has not appointed Ms. Heiden to any Board committees as of the date hereof, but is expected to consider the subject of committee assignments at its next regularly scheduled meeting in September.

As a Class II director, Ms. Heiden will be entitled to receive the same compensation payable to other non-employee directors of the Company, the most recent description of which is included in the Company’s proxy statement (Schedule 14A) for the annual meeting of shareholders held on September 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: July 25, 2017	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer